                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                            (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 CIVIC BANCORP
               (Name of Registrant as Specified In Its Charter)

                                 CIVIC BANCORP
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

Notes:

                            [LOGO OF CIVIC BANCORP]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 30, 1996

To the Shareholders of Civic BanCorp:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Civic BanCorp will be held at 2101 Webster Street, 18th Floor, Oakland, California on May 30, 1996 at 4:00 pm., for the following purposes:

  1.  Electing directors to serve for the ensuing year.

  2.  Ratifying and approving the Civic BanCorp quasi-reorganization.

  3. Retaining the Board of Directors' selection of KPMG Peat Marwick LLP as independent accountants for the year 1996; and

  4. Transacting such other business that may properly come before the meeting or any adjournment thereof.

  The close of business on March 14, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

  Whether or not you plan to attend the meeting, you may vote by completing, signing and returning the enclosed proxy card promptly. Your proxy card may be revoked at any time prior to the time it is voted.

                                       By Order of the Board of Directors

                                       Herbert C. Foster
                                       President and Chief Executive Officer

April 26, 1996
(Approximate mailing date of proxy materials)

                       Place and Time of Annual Meeting

                        2101 Webster Street, 18th Floor
                           Oakland, California 94612
                                   4:00 p.m.

                                PROXY STATEMENT
                                      OF
                                 CIVIC BANCORP

                              2101 WEBSTER STREET
                           OAKLAND, CALIFORNIA 94612

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 30, 1996

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Civic BanCorp ("the Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on May 30, 1996 at 4:00 p.m. at 2101 Webster Street, 14th floor, Oakland, California, and any adjournment thereof. These proxy materials were mailed to shareholders on or about April 26, 1996.

                            PURPOSE OF THE MEETING

The meeting is to be held for the purpose of:

  1. Electing eleven (11) directors (the entire Board of Directors) to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

  2. Ratifying and approving the Civic BanCorp quasi-reorganization.

  3. Ratifying the selection of KPMG Peat Marwick LLP as independent public accountants for the year 1996.

  4. Acting upon such other business as may properly come before the meeting or any adjournment thereof.

                      GENERAL PROXY STATEMENT INFORMATION

REVOCABILITY OF PROXIES

  Any shareholder giving the enclosed proxy has the right to revoke it at any time before it is exercised by filing with the Company's Secretary, Carolyn Lashbrook, a written notice of revocation or by presenting at the meeting a duly executed proxy bearing a later date. A shareholder may also revoke the proxy by attending the meeting and electing to vote in person before any vote is taken.

SOLICITATION OF PROXIES

  This proxy solicitation is made by the Board of Directors of the Company and the cost of the solicitation is being borne by the Company. Solicitation is being made by this Proxy Statement and may also be made by employees of the Company who may communicate with shareholders or their representatives in person, by telephone or by additional mailings in connection with proxies, although no employee will be specifically engaged for that purpose.

OUTSTANDING SECURITIES AND VOTING RIGHTS

  As of April 11, 1996, the Company had 4,514,203 shares of common stock, no par value, issued and outstanding, held by approximately 1,100 shareholders. Only those shareholders of record of the Company's common stock as of the record date, April 11, 1996 will be entitled to notice of and to vote in person or by proxy at the meeting or any adjournment thereof, unless a new record date is set for an adjourned meeting.

  Each share of common stock is entitled to one vote at the annual meeting, except with respect to the election of directors. In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes; that is, each shareholder has a number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes represented by shares for which they are named proxy.

  In the election of directors, the eleven (11) candidates receiving the highest number of votes will be elected. Ratification and approval of the quasi-reorganization requires the affirmative vote of a majority of the issued and outstanding shares as of the record date. Ratification of the selection of KPMG Peat Marwick LLP as independent public accountants requires the affirmative vote of a majority of the issued and outstanding shares of common stock represented and voting at the meeting. Broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of directors. In determining whether the requisite shareholder approval has been received on the ratification and approval of the quasi-reorganization, broker non-votes and abstentions will have the same effect as a vote against the matter. In determining whether the requisite shareholder approval has been received on the ratification of the selection of accountants, broker non-votes will not be counted, while abstentions will be counted and will therefore have the same effect as a vote against the matter.

  If the enclosed proxy is completed in the appropriate spaces, signed, dated and returned, the proxy will be voted as specified in the proxy. If no specification is made, it will be voted FOR the election of directors nominated by management, FOR ratification and approval of the quasi-reorganization, FOR ratification of KPMG Peat Marwick LLP as independent public accountants, and will be voted on such other matters as may come before the meeting at the discretion of the proxy holders.

  Management of the Company is not aware of any other matters to come before the meeting, and recommends that the shareholders vote FOR the election of the directors nominated by management, FOR ratification and approval of the quasi-reorganization and FOR ratification of KPMG Peat Marwick LLP as independent public accountants.

PRINCIPAL SHAREHOLDERS

  No persons are known to management to have, directly or indirectly, more than 5% of the Company's issued and outstanding shares of common stock as of April 11, 1996 other than as follows:

                   NAME AND ADDRESS                   AMOUNT OF       PERCENT OF
                 OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP   CLASS
                 -------------------             -------------------- ----------
      C. Donald Carr............................       582,667          12.9%
       1001 Dry Creek Road
       Napa, CA 94558
      Heine Securities Corporation..............       395,866           8.8%
       51 JFK Parkway
       Short Hills, NJ 07078
      Paul R. Handlery..........................       345,683           7.7%
       C/O Handlery Hotels
       180 Geary Street
       San Francisco, CA 94108
      Westchester Capital Management, Inc.......       285,800           6.4%
       100 Summit Lake Drive
       Valhalla, NY 10595

PROPOSALS OF SHAREHOLDERS

  Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is submitted in a timely manner and in a form that complies with applicable regulations. For any such shareholder proposal to be included in the proxy statement to be prepared for next year's annual meeting, the shareholder must submit the proposal prior to December 4, 1996 in a form that complies with applicable regulations. Submission of a proposal does not guarantee its inclusion in a proxy statement or its presentation at a shareholder meeting. Shareholder proposals are subject to regulation under federal securities laws.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                           1. ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the number of directors shall be not less than eleven (11) nor more than twenty (20). By resolution the Board of Directors has fixed the number of directors at eleven (11).

NOMINEES TO THE BOARD OF DIRECTORS

  Each of management's nominees to the Board of Directors of the Company has served as a director of the Company and its subsidiary CivicBank of Commerce ("Bank") since 1984 except Herbert C. Foster who was appointed in March, 1993. The term of each will expire at the annual meeting upon the election and qualification of his successor for the same respective periods.

Each of the directors is to be elected to serve for the ensuing year and until his or her successor is elected and qualified. The nominees for director as proposed by management, their ages and their principal occupations during the past five years are:

  C. DONALD CARR, 63, owner of the Carr Company, a real estate brokerage and development business.

  DAVID L. CUTTER, 67, former Chairman of Cutter Laboratories, Inc.; director of CHAD Therapeutics, Inc.; member of American Institute of Certified Public Accountants.

  HERBERT C. FOSTER, 56, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank since March, 1993, President and Chief Executive Officer of Pacific Bay Bank, San Pablo, CA during 1992 and President of University National Bank & Trust Company, Palo Alto, CA from 1983 to 1991.

  JOHN W. GLENN, 67, founder and President of John W. Glenn Adjustors and Administrators; former director and president of Bay Area Rapid Transit District (BART); past president of East Bay Claims Association and the California Association of Independent Insurance Adjusters.

  PAUL R. HANDLERY, 75, Chairman and Chief Executive Officer of Handlery Hotels, Inc., of San Francisco, California, a hotel, real estate and investment management firm.

  JAMES C. JOHNSON, 62, President of JAE Properties, Inc., a real estate broker, property manager, developer and syndicatior.

  PAUL C. KEPLER, 52, President of The Kepler Co., a private investment firm; former Chief Executive Officer of LINC Capital Corporation from 1986 to 1993, an equipment leasing and real estate financing company; owner of the Seascape Sports Club.

  EDWARD G. MEIN, 66, owner of Mein Investment Co., a real estate management, development and lending company.

  DALE D. REED, 64, Chairman and Chief Executive Officer of Buran & Reed, Inc., a diversified investment company; trustee of San Leandro Hospital since 1993; chairman of the San Leandro Planning Commission, and past president and trustee of the San Leandro Scholarship Foundation.

  EDWARD G. ROACH, 57, President of ER Development, a real estate development firm.

  BARCLAY SIMPSON, 74, Chairman of Simpson Manufacturing Co., Inc, a manufacturer of construction products; owner of Barclay Simpson Fine Arts Gallery in Lafayette; director of McFarland Energy, Inc.; former director and president of the Bay Area Rapid Transit District (BART); trustee of the California College of Arts and Crafts and the University Art Museum, Berkeley.

  There are no family relationships among any of the nominees for director or any of the executive officers of the Company.

  The enclosed proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxy holders to vote for a substitute, to be designated by the present Board of Directors. In the event that additional persons are nominated as directors, the proxy holders intend to vote all the proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the nominees listed above as possible and, in that event, the specific nominees to be voted for will be determined by the proxy holders in their sole discretion.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has an Audit Committee, composed of John W. Glenn (Chairman), David L. Cutter, Paul R. Handlerly and James C. Johnson. The Audit Committee met 6 times in 1995 for the purpose of reviewing overall operations of the Company. As part of its duties, the Audit Committee examines the results of the financial statements and reports prepared by the Company's independent auditors and makes recommendations thereon to the Board of Directors.

  The Board of Directors of the Company has a Personnel Committee whose members in 1995 were Barclay Simpson (Chairman), David L. Cutter, James C. Johnson, and Paul C. Kepler. The Personnel Committee met two times in 1995 to consider the hiring and compensation of officers and employees of the Company and the Bank. The Personnel Committee acted as Stock Option Committee under the Stock Option Plan and in this capacity granted stock options under the Stock Option Plan to officers and other employees. The Personnel Committee also functions as the compensation committee and as the nominating committee in connection with the election of directors. The Personnel Committee will consider nominees recommended by shareholders if such recommendations are accompanied by a complete biographical and financial statement of the nominee in such form as the Personnel Committee shall require and, for a recommendation made in connection with an annual meeting of shareholders, the recommendation is submitted by November 30 of the preceding year.

  The Board of Directors of the Bank has an Audit Committee and Personnel Committee. These committees consist of the same members as indicated above for the Company and met the same number of times. Each committee had duties at the Bank level similar to those for committees of the Company.

  In addition, the Board of Directors of the Bank has a Directors' Loan Committee composed of Paul C. Kepler (Chairman), C. Donald Carr, Herbert C. Foster, Paul R. Handlery, Edward G. Mein, Dale D. Reed and Edward G. Roach. This committee met 27 times in 1995. The function of the Directors' Loan Committee is to review certain loans and recommend ratification, when appropriate, to the Board of Directors, and in certain cases to review and approve or disapprove loan applications when the amount requested is above certain thresholds or the applicant is affiliated with the Company or the Bank.

  Neither the Company nor the Bank has a separate compensation committee or nominating committee; the Personnel Committee of each serves these functions.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors of the Bank met in 1995 in regular meetings for a total of 10 meetings. The Board of Directors of the Company held 10 regular meetings during 1995. No nominee for director, while serving as a director of the Bank and the Company during 1995, attended fewer than 75% of the total number of meetings of the Board and of the committees of which he was a member.

DIRECTOR FEES

  In 1995 the Bank paid fees to non-employee directors for their services. The payment schedule provides for non-employee directors to be paid a quarterly retainer of $2,250 with the Chairman to receive a quarterly retainer of $3,000. Members of the Audit, Loan and Personnel Committees receive $250 for each committee meeting they attend and the committee chairman receive $350 for each committee meeting they attend. Employee directors and committee members do not receive director fees. Total director fees paid in 1995 were $113,950.

EXECUTIVE OFFICERS

  The following are the names of the principal executive officers of the Company and the Bank and certain information concerning each of them:

         NAME AND AGE           BUSINESS EXPERIENCE DURING PAST FIVE YEARS
         ------------           ------------------------------------------
 Herbert C. Foster, 56... President and Chief Executive Officer of the Company
                          and Chairman and Chief Executive Officer of the Bank
                          since March, 1993; President and Chief Executive
                          Officer of Pacific Bay Bank, San Pablo, CA during
                          1992 and President of University National Bank &
                          Trust Company, Palo Alto, CA from 1983 to 1991.
 John E. Lindstedt, 62... President of the Bank since February, 1994; formerly with Wells Fargo Bank, N.A., San Francisco since
                          1965; Executive Vice President in capacity of senior
                          loan officer of Corporate Banking Group since 1988.
 Paul A. Grossberg, 45... Executive Vice President of the Bank since 1994,
                          Senior Vice President, Branch Office Administrator of
                          the Bank since 1991, Vice President of the Bank since
                          1985.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the number of the Company's common shares owned, as of April 11, 1996, by the present directors who are also management's nominees for reelection, and by the directors and officers of the Company as a group:

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                                                                        PERCENT
                   NAME OF BENEFICIAL OWNER              NUMBER (1)     OF CLASS
                   ------------------------              ----------     --------
      C. Donald Carr....................................   586,667 (2)   12.63%
      David L. Cutter...................................    16,750         .36
      Herbert C. Foster.................................    80,001        1.72
      John W. Glenn.....................................    29,706 (3)     .64
      Paul R. Handlery..................................   349,683 (4)    7.53
      James C. Johnson..................................    28,958 (5)     .62
      Paul C. Kepler....................................    28,280         .61
      Edward G. Mein....................................    57,114 (6)    1.23
      Dale D. Reed......................................    58,233 (7)    1.25
      Edward G. Roach...................................    25,104 (8)     .54
      Barclay Simpson...................................    79,114 (9)    1.70
      All directors and officers as a group (17
       persons)......................................... 1,396,749       30.06%

- --------

(1) Includes all shares beneficially owned, whether directly or indirectly, individually or together with associates. Includes any shares owned, whether jointly or as community property with a spouse and any shares of which beneficial ownership may be acquired within 60 days of April 11, 1996 by the exercise of stock options.
(2) Includes 582,667 shares held by Mr. Carr jointly with his spouse.
(3) Includes 21,817 shares held by Mr. Glenn jointly with his spouse, and 3,889 shares held in trust, John W. Glenn, Trustee.
(4) Includes 259,262 shares held by Handlery Hotels, Inc.
(5) Includes 15,544 shares held by Mr. Johnson jointly with his spouse, 2,786 shares held by his spouse of which 144 are held by her as custodian under the California Uniform Gift to Minors Act.

(6) Includes 53,114 shares held by Mr. Mein jointly with his spouse.
(7) Includes 43,556 shares held by Mr. Reed jointly with his spouse and 10,677 shares as to which Mr. Reed has shared voting power
(8) Includes 6,076 shares held in trust, Edward G. Roach, Trustee.
(9) Includes 58,150 shares held by Mr. Simpson jointly with his spouse.

CHANGE IN CONTROL

  Management is not aware of any arrangements, including the pledge by any person of shares of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation of the named executive officers for each of the registrant's last three fiscal years whose total cash compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION      LONG TERM
  NAME AND PRINCIPAL    --------------------------- COMPENSATION    ALL OTHER
       POSITION         YEAR   SALARY    BONUS (1)    OPTIONS    COMPENSATION (2)
  ------------------    ---- ----------- ---------- ------------ ----------------
Herbert C. Foster...... 1995 $190,000.00 $25,000.00     None        $7,661.70
 President and Chief    1994  175,000.00  25,000.00 50,000 shs.      4,863.60
 Executive Officer of
 the Company and        1993  175,000.00    None    50,000 shs.      1,663.20
 Chairman and Chief
 Executive Officer of
 the Bank
John M. Lindstedt...... 1995  160,000.00   6,000.00     None         6,078.10
 President of the Bank  1994  160,000.00   6,000.00 25,000 shs.      2,710.35
Paul A. Grossberg...... 1995  103,000.00   6,000.00  2,500 shs.      5,643.70
 Executive Vice
 President of the Bank  1994   99,166.67   6,000.00 25,000 shs.      3,301.50
                        1993   95,000.00   8,000.00     None         2,843.84

- --------
(1) Represents cash bonus in year earned.
(2) Represents Company contributions to the Profit Sharing Retirement Plan, Company matching contributions under the 401(k) Plan and imputed value of life insurance premiums paid by the Company.

  The Company pays the cost of premiums on life insurance policies insuring all employees, including executive officers, in amounts approximating two times their annual salaries. The policies are payable to the officers' designated beneficiaries. A portion of the premium paid by the Bank is imputed as income for tax purposes for the executive officers. Such amounts are included in the compensation table above.

  Effective February 1, 1994 the Board appointed John E. Lindstedt as President of the Bank, subject to approval by the regulatory authorities, at an annual salary of $160,000. In connection with this appointment, Mr. Lindstedt was awarded a grant of 25,000 incentive stock options.

  Messrs. Foster, Lindstedt and Grossberg receive automobile allowances in connection with the performance of their duties. Mr. Foster also had a club membership paid by the Bank in connection with the performance of his duties. Management is unable to determine, without unreasonable effort and expense the extent or value of the personal benefit, if any, which might be derived from these payments, and the value of any such benefits is not included in the amounts set forth above. It is management's opinion that such benefits have not been material in amount and did not exceed 10% of salary and bonus for Mr. Foster.

  The following table summarizes all stock options granted executive officers in 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL
                                                                    REALIZABLE
                                                                     VALUE AT
                                                                  ASSUMED ANNUAL
                                                                  RATES OF STOCK
                                                                      PRICE
                                                                   APPRECIATION
                                                                    FOR OPTION
                        INDIVIDUAL GRANTS                              TERM
          (A)              (B)        (C)        (D)       (E)      (F)    (G)
                                  % OF TOTAL
                                   OPTIONS
                                   GRANTED    EXERCISE
                                 TO EMPLOYEES OR BASE
                         OPTIONS  IN FISCAL    PRICE   EXPIRATION
          NAME           GRANTED     YEAR      ($/SH)     DATE    5% ($) 10% ($)
          ----           ------- ------------ -------- ---------- ------ -------
Paul A. Grossberg.......  2,500      3.5%       6.63      2000    21,000 27,000

  Paul Grossberg was the only executive officers to exercise stock options in 1995. All executive officers had stock options with a market value in excess of the exercise price at December 31, 1995. The following table summarizes the number of exercisable and unexercisable options held by the named executive officers at December 31, 1995.

 AGGREGATED OPTIONS/EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS
                                    VALUES

         (A)                (B)          (C)          (D)             (E)
                                                                   VALUE OF
                                                   NUMBER OF     UNEXERCISED
                                                  UNEXERCISED    IN-THE-MONEY
                                                  OPTIONS AT      OPTIONS AT
                                                   12-31-95        12-31-95
                                                 ------------- ----------------
                          SHARES
                       ACQUIRED ON     VALUE     EXERCISABLE/    EXERCISABLE/
         NAME          EXERCISE (#) REALIZED ($) UNEXERCISABLE  UNEXERCISABLE
         ----          ------------ ------------ ------------- ----------------
Herbert C. Foster.....     None          None    65,000/30,000 $101,250/$61,250
John E. Lindstedt.....     None          None    25,000/     0   31,250/      0
Paul A. Grossberg.....      850       $850.00    16,431/15,280   21,481/ 28,718

INCENTIVE RESERVE/BONUS PLAN

  The Bank has an Incentive Reserve/Bonus Plan for its vice presidents and higher ranking officers (30 persons as of December 31, 1995), including Messrs. Foster, Lindstedt and Grossberg. The Bank paid bonus of $193,000 under this plan for 1995.

PROFIT SHARING RETIREMENT PLAN

  The Board of Directors of the Bank has adopted a Profit Sharing Retirement Plan ("PSRP") available to all employees. The PSRP is intended to provide a tax-deferred compensation and savings vehicle to its participants, and has been ruled by the Internal Revenue Service to comply with requirements for the deductibility of contributions for tax purposes. The PSRP provides for three types of contributions: voluntary contributions by employees; partial matching contributions on a percentage basis determined by the Bank (set at 33% for 1995); and profit-sharing contributions by the Bank at the discretion of its Board of Directors based on earnings of the Bank. The Board allocated a profit sharing contribution of 2.00% to the PSRP for 1995.

  Employee contributions are fully vested at all times. Employees become vested in profit-sharing contributions and Bank matching contributions at a rate of 20 percent per year beginning two years after employment. Contributions are paid to a trustee which receives and pays funds, safeguards and values trust assets, invests trust funds and carries out the directions of the Administrative Committee. The trustees under the PSRP are Dale D. Reed, Barclay Simpson, and Herbert C. Foster. The Administrative Committee consists of members appointed by the Board of Directors and acts as administrator of the PSRR The committee may retain an investment manager or other advisors as it considers necessary to discharge its duties.

  The trustees and the Administrative Committee are subject to fiduciary duties imposed on them by the Employee Retirement Income Security Act of 1974 (ERISA) and the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA). Participants may begin receiving benefits under the PRSP upon reaching 59-1/2, or earlier upon a showing of hardship. A participant may elect to receive benefits in a lump sum, in installments, as an annuity providing for guaranteed income for a period certain or in any combination of the foregoing methods.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

  The Bank has had in the ordinary course of business, and expects to have in the future, banking transactions with certain of its directors, officers, shareholders, and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders. In the opinion of management, such transactions involving loans have been and will be entered into with such persons in accordance with applicable laws and
(1) in the ordinary course of business (2) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (3) on terms not involving more than the normal risk or collectability or presenting other unfavorable features. For additional reference see Note 11 to the Consolidated Financial Statements for the year ended December 31, 1995 attached to and a part of Civic BanCorp Form 10-K for fiscal year ended December 31, 1995, and included in the Company's Annual Report to Shareholders.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee in accordance with applicable requirements has provided the following report to the Board of Directors of the Company.

                     REPORT ON EXECUTIVE COMPENSATION

           BY THE PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

  The Report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy statement in to any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

  The Company's executive compensation is determined by the Personnel Committee of the Board of Directors. The Committee usually meets a minimum of three times per year. Salaries are reviewed and determined at the Committee meeting in February. Any increases are approved by the Board of Directors and are effective March 1. Incentive bonus awards are also reviewed and determined at the same meeting. Stock options are generally awarded in February subsequent to the receipt of audited financial statements for the prior fiscal year. Compensation for a newly-hired executive may be established by the Committee at a special meeting.

  The Compensation policy of the Company is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The components of executive compensation include base salary, an incentive bonus plan, non-plan bonuses and stock options.

  The Company's general compensation strategy for executive officers is to pay annual and long term compensation which is competitive with other executives compensation of peer group companies, adjusted for the Company's financial condition and performance relative to that peer group. In determining compensation levels, the Company obtains salary survey information regarding executive salary levels for comparable companies through many sources including banking industry associates and independent compensation consultants. Additionally, the Company ties incentive compensation levels to financial performance goals of the Company, and specifically, return on assets.

  The Company has an annual incentive bonus plan for executives based on achieving certain financial performance goals, primarily the return on assets, which are established by the Personnel Committee and approved by the Board of Directors as part of the annual budgeting process. Other criteria used to determine incentive awards include asset quality and earnings results. The Board also considers professional experience and past and potential future contribution to the Company. Each executive's percentage of an incentive bonus pool is determined at the beginning of the year by the Personnel Committee and is payable subject to satisfactory performance and contingent on approval of the Board of Directors after the calendar year is complete. The maximum amount any executive can earn from the incentive bonus plan is equal to or less than 52% of the executive's base salary.

  Due to the performance of the Company in 1994 and 1993, no incentive plan bonuses were paid for those years. In 1995, based upon the Company's return on assets, incentive plan bonuses were paid. The size of the bonus pool is directly tied to improvements in the Company's return on assets capping at a
1.50 ROA in 1994 and a 1.60 ROA in 1995.

  The Personnel Committee determined that additional compensation be awarded Mr. Grossberg for 1994 and 1993, and Mr. Foster and Mr. Lindstedt in 1994. These non-plan awards reflect individual contributions each made to the Company, particularly in implementing the Restructuring Plan as described in the Company's annual report and Form 10-K. No non-plan bonuses were made to executives for 1995.

  The total cash compensation, including cash bonuses paid to the Company's executive officers for 1995 and 1994 ranked just below average for the total cash compensation paid to executive officers for banks in our asset size in California.

  In increasing Mr. Foster's base salary for 1995 the Committee considered the increase in the Company's profitability, the increase in the market price of Company stock and the positive change in corporate culture. Some consideration was also given to salary survey information from other banks. Mr. Foster's new compensation is at the median for California banks of the Company's asset range.

  Executive officers are permitted to participate in other Company and Bank employee benefit plans including the Bank's 401(k) Savings Plan.

  Long term incentive awards consisting of stock options are considered to be a substantial portion of the compensation package of the executive officers and provide incentive to increase shareholder value. In 1995, Mr. Grossberg was awarded stock options and in 1994 Mr. Foster and Mr. Grossberg were awarded stock options as recognition for their contributions to the Company.

                                          Barclay Simpson, Chairman

                                          Paul C. Kepler

                                          David L. Cutter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Committee is a former or current officer or employee of the Company or its subsidiaries.

PERFORMANCE GRAPH

  The following graph compares the stock performance of the Company to the performance of a specific industry index, the Montgomery Securities "WESTERN BANK MONITOR" Northern California Proxy and to the Standard & Poor's 500 index over the past five calendar year period.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG CIVIC BANCORP, S&P 500 INDEX AND INDUSTRY INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           CIVIC          S&P          INDUSTRY
(Fiscal Year Covered)        BANCORP        500 INDEX    INDEX
- -------------------          ----------     ---------     ----------
Measurement Pt-1990          $100.00        $100.00      $100.00
FYE   1991                   $ 82.22        $130.37      $ 99.93
FYE   1992                   $ 70.04        $140.30      $104.50
FYE   1993                   $ 65.47        $154.46      $134.32
FYE   1994                   $ 66.99        $156.50      $127.17
FYE   1995                   $ 91.35        $215.32      $176.06


               2. APPROVAL OF CIVIC BANCORP QUASI-REORGANIZATION

  The Board of Directors is submitting to shareholders for approval a corporate restructuring plan that would involve a quasi-reorganization effective July 1, 1996. A quasi-reorganization is an accounting procedure that allows a Company to restructure its capital accounts to remove a deficit in retained earnings without undergoing a legal reorganization. A deficit retained earnings limits the flexibility of the Company in considering or taking certain actions that may be in the best interests of the Company and its shareholders such as a stock repurchase program, and this proposal is intended to remove those limitations.

  The Company is a California corporation. Under the California Corporations Code, a corporation may make a distribution to shareholders only from (i) retained earnings or (ii) from other sources if, after giving effect to the distribution, the corporation's assets are equal to at least 125% of liabilities or, expressed another way, it's shareholders equity equals at least 25% of liabilities. (For this purpose, a distribution is defined as any transfer of cash or property by a corporation to its shareholders without consideration, including a cash dividend and the repurchase or redemption of its shares for cash or property). Bank holding companies rarely have a shareholders equity ratio of 25% or above and must therefore make such distributions from retained earnings.

  At December 31, 1995, the Company had deficit retained earnings of ($7,411,000) and common stock of $36,771,000 with a resulting shareholders equity of $29,360,000. Accordingly, its deficit retained earnings precludes it from considering a stock repurchase program.

  Management believes that the Company is currently overcapitalized in two respects. First, it has capital in excess of the requirements of bank regulatory agencies. In addition, it has more capital than will be required to accommodate future growth. As one of its strategic alternatives, management would like to develop a means to return some of the excess capital to shareholders in the event no superior investment opportunities arise. Because of the Company's deficit retained earnings position, the California Corporations Code prohibits a repurchase of shares of stock for cash. The quasi-reorganization will eliminate the Company's retained earnings deficit and the

Company would be legally permitted to make one or more distributions to shareholders out of future retained earnings, if any.

  Generally accepted accounting principles permit a quasi-reorganization of this type only if certain requirements and conditions are met. These requirements include: a deficit retained earnings must be eliminated by a reduction in paid-in capital, the Company must obtain approval from its shareholders, the company must obtain the approval of its regulator, all of the company's assets and liabilities must be restated at fair value, but without any increase in net capital, the future tax benefit of pre-existing operating losses or tax credits must be reported as a direct addition to paid-in capital rather than as a reduction to the tax provision and no change in accounting methods is permitted within 12 months after the quasi-reorganization. In addition, generally accepted accounting principles may require that the Company demonstrate other characteristics consistent with a "fresh start" in accounting. These characteristics include substantial changes in ownership and management since the deficit was incurred, current profitable operations, reasonable prospects for continued profitable operations, and an adequate level of capital.

  The Company believes it meets these requirements. The Company has consulted with representatives of the Federal Reserve Bank of San Francisco and these representatives have indicated that they would have no objection to the proposed quasi-reorganization. The Company has conducted a preliminary evaluation of its assets and liabilities and has determined that the overall difference between their book values and fair values is not significant. The Company is prepared to realize future tax benefits of pre-existing operating losses and tax credits as direct additions to paid-in capital rather than as reductions to the tax provision and the Company does not anticipate that it will adopt any change in accounting methods within the twelve months following the proposed quasi-reorganization.

  The Company's deficit retained earnings were incurred primarily as a result of substantial writedowns of real estate loans and foreclosed assets in 1992 and 1993, and the conditions giving rise to those losses have substantially changed. A substantial change in ownership took place as a result of the $10 million public offering of common stock in 1993 and the Company has replaced its chief executive officer, president and chief financial officer since those losses were incurred. The Company has operated at a profit for nine consecutive quarters and has reasonable prospects for continued profitable operations. The Company is considered "well capitalized " under regulatory guidelines and management believes its capital is more than adequate.

  If the quasi-reorganization is approved by shareholders, the Company would be legally permitted to make distributions to shareholders out of future earnings subsequent to the effective date of the quasi-reorganization. Shareholder distributions can only be made from retained earnings. Without a quasi-reorganization, at current earning levels, the Company would not eliminate its retained earnings deficit for approximately 22 months. No assurances can be given that the Company will continue to operate at the current level of earnings or that it will operate profitably at all.

  The right to make a distribution to shareholders, in the form of cash dividends or a repurchase of shares, gives the Board more flexibility in creating or preserving value for shareholders. The Board of Directors may determine that the current market price of the company's stock does not adequately reflect its level of earnings and that a selective purchase of its own shares is the optimum use of excess capital. A repurchase of shares reduces the number of shares outstanding and may have the effect of increasing the earnings per share of the Company.

  The Board of Directors believes that adopting the quasi-reorganization will be in the best interests of the Company and its shareholders and therefore recommends a vote FOR the quasi-reorganization.

  RESOLVED, that the Quasi-reorganization of Civic BanCorp is hereby ratified.

        3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP has served as the Company's independent certified public accountants since 1994. Deloitte & Touche LLP or its predecessor, Touche Ross & Co., served as the Company's independent certified public accountants from 1984 to April, 1994. On April 28, 1994 Deloitte & Touche LLP advised the Company that the auditor-client relationship between Deloitte & Touche LLP and the Company had ceased and the firm declined to stand for re-election.

  The Company engaged KPMG Peat Marwick LLP as its independent public accountants by letter dated June 14, 1994 between KPMG Peat Marwick LLP and the Audit Committee of the Board of Directors. The Company, has had no disagreements with its accountants with respect to accounting principles or practices of financial statement disclosure.

  At the 1996 Annual Meeting of Shareholders the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

  RESOLVED, that the selection of KPMG Peat Marwick LLP as the independent certified public accountants of Civic BanCorp and its subsidiary, CivicBank of Commerce, for the fiscal year ending December 31, 1996 is hereby ratified.

  If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right and, in its discretion, may direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its shareholders.

  The services provided by KPMG Peat Marwick LLP include the examination and reporting of the financial status of the Company and Bank. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

  A representative of KPMG Peat Marwick LLP is expected to attend the 1996 Annual Meeting of Shareholders with the opportunity to make a statement, if desired, and is expected to be available to respond to shareholders' inquiries.

                               4. OTHER BUSINESS

  If any other matters come before the meeting, not referred to in this Proxy Statement, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

ADDITIONAL INFORMATION AND DOCUMENTS INCORPORATED BY REFERENCE.

  Each shareholder has received the Company's 1995 Form 10-K as filed with the Securities and Exchange Commission containing financial statements, including the report of its independent public accountants.